Enzon Pharmaceuticals, Inc
685 Route 202/206
Bridgewater, NJ 08807
Phone: 908 541 8600
Fax: 908 575-9457
www.enzon.com

June 14, 2007

NatImmune A/S

Fruebjergvej 3 box 3

DK-2100 Copenhagen Ø

Denmark

Re:	Amendment to License Agreement between NatImmune A/S (“NatImmune”) and Enzon Pharmaceuticals, Inc. (“Enzon”) dated September 30, 2005 (the “Agreement”)

Gentlemen:

We are writing to confirm the agreement between NatImmune and Enzon that:

(i) Section E of Schedule 3.4(b) of the Agreement is deleted and replaced in its entirety by the following:

1. [**Redacted**].

The listing of the above services shall not imply an obligation on the part of Enzon to conduct or commission any activities by the third parties referred to above.

[**Redacted**]

The above described parameters shall not be modified, amended or waived by Enzon unless set forth in writing signed by Enzon’s Chief Executive Officer.

(ii) Section 2.3 of the Agreement concerning the terms for an agreement respecting the Baltic Countries, which provision was previously amended, be further amended such that “September 30, 2006” be changed to “March 31, 2008”.

All other terms of the Agreement shall remain unchanged. Capitalized words used in this letter that are not defined in this letter shall have the meanings ascribed to them in the Agreement.

Please sign below to acknowledge your agreement with the foregoing.

Yours truly,

ENZON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey H. Buchalter

Name: Jeffrey H. Buchalter
Title: Chairman, President and Chief Executive Officer

June 14, 2007

NatImmune A/S

Accepted and agreed by:

NATIMMUNE A/S

By:	/s/ Martin Bonde	By:	/s/ Claus Berner Møller

Name: Martin Bonde		Name: Claus Berner Møller
Title: Chief Executive Officer		Title: Chairman